Exhibit 99.1

Additional Information:	For Immediate Release
Thomas A. Bessant, Jr.
(817) 335-1100
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CASH AMERICA TO BEGIN OFFERING CASH ADVANCES
IN THE UNITED KINGDOM
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Fort Worth, Texas (July 11, 2007) — Cash America International, Inc. (NYSE: CSH) announced today that it will begin offering online cash advances to customers who live in the United Kingdom. The Company will provide this service through its existing Internet platform for online cash advances to offer short-term unsecured loans to consumers who reside throughout the United Kingdom. This product offering is expected to launch in the third quarter of 2007, following final regulatory approvals. Management expects loan volumes to accumulate gradually and provide only nominal levels of asset increases throughout the remainder of 2007.
Commenting on the entrance into the new market for Cash America, Chief Executive Officer, Daniel R. Feehan said, “The flexibility to reach new markets quickly is an important attribute of Cash America’s online cash advance distribution platform. We see our entrance into the United Kingdom as a demonstration of our ability to touch new markets where we determine that the customer demand is sufficient to generate long-term opportunities for our Company. The UK market for online cash advance services does not appear to be as well developed as the U.S. market, and we expect a more moderate level of initial growth, but with attractive long-term potential.”
     Cash America International, Inc. is a provider of specialty financial services to individuals in the United States with 925 total locations. Cash America is the largest provider of secured non-recourse loans to individuals, commonly referred to as pawn loans, through 489 locations in 22 states under the brand names Cash America Pawn and SuperPawn. The Company also offers short-term cash advances in many of its locations including 296 locations that offer this service under the brand names Cash America Payday Advance and Cashland. Short-term cash advances are also offered to customers via the Internet distribution channel of CashNetUSA located at www.cashnetusa.com. In addition, check cashing services are provided through its 140 franchised and Company-owned “Mr. Payroll” check cashing centers. For additional information, visit the Company’s website located at www.cashamerica.com. For additional information on the UK online cash advance product visit the Company’s pre-production website located at www.quickquid.co.uk.
     Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
     This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries (the “Company”). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in demand for the Company’s services, the actions of third parties who offer products and services at the Company’s locations, fluctuations in the price of gold, changes in competition, the ability of the Company to open new operating units in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in the capital markets, changes in tax and other laws and governmental rules and regulations applicable to the Company’s business, the ability to successfully integrate newly acquired businesses into the Company’s operations and other risks indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.
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